Exhibit 5.2

[Letterhead of Bracewell & Giuliani LLP]

August 4, 2009

Orion Marine Group, Inc.
12550 Fuqua St.
Houston, Texas 77034

Ladies and Gentlemen:

We have acted as special counsel to Orion Marine Group, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3, as amended (the "Registration Statement"), filed by the Company and the additional registrants named therein with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), with respect to the registration of an aggregate of $150,000,000 of securities described therein, including debt securities of the Company, whether senior or subordinated (the "Debt Securities").

The Debt Securities may be offered and sold by the Company from time to time as set forth in the prospectus that forms a part of the Registration Statement (the "Prospectus"). The Debt Securities will be issued under one or more indentures among the Company, the subsidiary guarantors to be named therein (the "Guarantors") and the trustee or trustees to be named therein, in the form of indenture for senior debt securities or the form of indenture for subordinated debt securities, as applicable, filed as an exhibit to the Registration Statement (each, an "Indenture"). The Debt Securities may be unconditionally and irrevocably guaranteed (the "Guarantees") as to payment of principal, premium, if any, and interest by each of the Guarantors pursuant to the applicable Indenture.

In connection with the opinion set forth below, we have examined originals or copies identified to our satisfaction of (a) the Registration Statement; (b) the forms of Indenture filed as exhibits to the Registration Statement; (c) the forms of Debt Security included in such forms of Indenture; and (d) such other instruments, documents and records as we have deemed necessary, relevant or appropriate for the purposes hereof. We have relied on, and assumed the accuracy of, certificates of officers of the Company and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof.  In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to authentic original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.

Orion Marine Group, Inc.
August 4, 2009

In addition, we have assumed, with your approval, that (a) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (b) an appropriate prospectus supplement will have been filed with the Commission describing the Debt Securities offered thereby; (c) the Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the applicable prospectus supplement; (d) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (e) the appropriate corporate action will have been taken by the board of directors of the Company, including any appropriate committee appointed thereby, and by appropriate officers of the Company to approve the Indentures and the issuance and terms of the Debt Securities; (f)  the appropriate corporate or other action will have been taken by the board of directors, general partner, manager or other governing body of each of the Guarantors to approve the Indentures and the issuance and terms of the Guarantees; (g) the Debt Securities will conform to the forms thereof included in the applicable Indenture; (h) the Indentures will have been duly qualified under the Trust Indenture Act of 1939, as amended; and (i) all actions are taken by the Company and the Guarantors so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the Guarantors and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Guarantors.

Based on the foregoing, subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that, when the Indenture relating to the Debt Securities has been duly authorized, executed and delivered, the terms of the Debt Securities have been established in conformity with the Indenture relating to the Debt Securities and the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the Indenture relating to the Debt Securities upon payment of the consideration therefor as provided for in the applicable definitive purchase, underwriting or similar agreement, (A) such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and (B) the Guarantees of such Debt Securities by the Guarantors to be issued under such Indenture will constitute valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

The foregoing opinions are based on and are limited to the laws of the State of New York and the relevant federal law of the United States of America. We express no opinion with respect to the state securities or blue sky laws of any jurisdiction or with respect to the law of any other jurisdiction. We also express no opinion with respect to the anti-fraud provisions of the federal securities laws or with respect to federal or state laws relating to fraudulent transfers.

Orion Marine Group, Inc.
August 4, 2009

The enforceability of the obligations of the Company under the Debt Securities and the Indenture and of the Guarantors under the Guarantees and the Indenture is subject to the effect of any applicable bankruptcy (including, without limitation, fraudulent conveyance and preference), insolvency, reorganization, rehabilitation, moratorium or similar laws and decisions relating to or affecting the enforcement of creditors' rights generally, to a provision included in the Company's Certificate of Incorporation as contemplated by Section 102(b)(2) of the General Corporation Law of the State of Delaware, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief. Such principles are of general application, and in applying such principles a court, among other things, might decline to order the Company and the Guarantors to perform covenants. We express no opinion as to the validity, binding effect or enforceability of any provisions of the Indenture, the Debt Securities or the Guarantees that requires or relates to the payment of liquidated damages at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture. Further, we express no opinion with respect to the enforceability of provisions in the Debt Securities or the Indenture with respect to waiver, delay, extension or omission of notice of enforcement of rights or remedies or waivers of defenses or waivers of benefits of stay, extension, moratorium, redemption, statutes of limitations or other nonwaivable benefits provided by operation of law. In addition, the enforceability of any exculpation, indemnification or contribution provisions contained in the Indenture may be limited by applicable law or public policy.

In connection with the foregoing opinion, we have also assumed, with your approval, that at the time of the issuance and delivery of the Debt Securities there will not have occurred any change in law affecting the validity, binding character or enforceability of the Debt Securities or the Guarantees and that the issuance and delivery of the Debt Securities and the Guarantees, all of the terms of the Debt Securities and the Guarantees and the performance by the Company and the Guarantors of their respective obligations thereunder will comply with applicable law and with each requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any Guarantor and will not result in a default under or a breach of any agreement or instrument then binding upon the Company or any Guarantor.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours, /s/ Bracewell & Giuliani LLP Bracewell & Giuliani LLP